Exhibit 23.1

Assentsure PAC UEN: 201816648N
180B Bencoolen Street, #03-01 The Bencoolen,
Singapore 189648 https://assentsure.com.sg/

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 of our report dated April 30, 2025, with respect to the consolidated financial statements of NFT Limited and its subsidiaries, appearing in its Annual Report on Form 20-F for the year ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC
Singapore

June 23, 2025